EXHIBIT F


    Information Regarding Comparable Funds Advised by the Investment Adviser


------------------------- ---------------------- ----------------------- ---------------------- ----------------------
                              Size of Fund                                     Rate Paid
                                (in 000s)           Current Advisory           for Year               Proposed
                                  as of                 Fee Rate                 Ended                Advisory
      Name of Fund              12/31/98                                       12/31/98               Fee Rate
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
